Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199133, No. 333-214595, No. 333-219292, No. 333-226521, No. 333-233794, No. 333-248584, No. 333-259186, No. 333-265439, No. 333-272514, No. 333-283290 and No. 333-287378) of Alibaba Group Holding Limited of our report dated June 26, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 26, 2025